Exhibit 99.1

FOR IMMEDIATE RELEASE October 7, 2024

Scilex Holding Company Announces Signing of a $50 Million Registered Convertible Financing to

Refinance and Restructure Existing Debt & Further Strengthens Financial Profile

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Affiliates of Murchinson, 3i LP, and existing senior debt holder, Oramed Pharmaceuticals, Inc. (“Oramed”), are expected to participate in the $50 million convertible note offering, which is expected to close on or about October 7, 2024.

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The offering involves a refinancing and restructuring of existing debt and is expected to position Scilex for sustainable, long-term growth, as part of its multi-year plan to transform into a potential global and leading non-opioid pain management company.

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Scilex will receive from Oramed in consideration for the newly issued convertible note issued to Oramed an exchange and reduction of the principal balance under the Company’s existing Senior Secured Promissory Note with Oramed (the “Oramed Note”).

•	Over the past 12 months, Scilex has aggressively addressed and restructured the debt on our balance sheet with payments of more than $80 million.

•	The new financing will allow Scilex to retire the revolving facility with eCapital Healthcare Corp. in its entirety.

•	As previously announced, on June 11, 2024, Scilex has successfully eliminated a $10.0 million loan with FSF 33433 LLC.

PALO ALTO, CALIFORNIA – October 7, 2024 (GLOBE NEWSWIRE) - Scilex Holding Company (Nasdaq: SCLX, “Scilex” or the “Company”), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain, today announced that it has entered into a definitive agreement with affiliates of Murchinson, 3i LP and with Oramed for the purchase and sale of new tranche B senior secured convertible notes in the aggregate principal amount of $50 million (the “New Financing”) and warrants to purchase up to 7,500,000 shares of the Company’s common stock in a registered direct offering.

The Notes will have an original issue discount of 10.0% and bear interest at a rate of 5.5% per annum and unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date. The Company will receive in exchange for the issuance of the Notes to the affiliates of Murchinson and to 3i LP an aggregate amount in cash equal to $22,500,000, excluding fees and expenses, from such investors. The Company will receive from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under the Oramed Note of $22,500,000. All amounts due under the Notes will be convertible at any time, in whole or in part, subject to certain

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beneficial ownership limitations, at the option of the holder into shares of the Company’s common stock at a conversion price equal to $1.09, subject to adjustment as described in the Notes. The warrants will have an exercise price of $1.09 (subject to adjustment as described in the warrants) and will become exercisable immediately upon issuance and will expire on the date that is five years from the initial exercisability date.

StockBlock Securities LLC and its affiliate, Rodman & Renshaw LLC, are acting as the exclusive placement agents in connection with this offering.

The closing of the offering is expected to occur on or about October 7, 2024, subject to satisfaction of certain closing conditions. The net proceeds from the offering are expected to be approximately $20,500,000, after deducting the placement agents’ fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the revolving credit facility with eCapital Healthcare Corp, satisfaction of certain costs, fees and expenses of the purchasers of the notes and the collateral agent, and, to the extent there are any remaining proceeds, for working capital and general corporate purposes of the Company.

“Scilex has executed on a series of actions to strengthen the balance sheet and strengthen operations. These steps, which include finalizing and resolving legacy issues, and now, securing this significant refinancing, are critical to strengthening our financial profile. Over the past 12 months, Scilex has aggressively addressed and restructured our debt with payments of more than $80 million. We are thrilled to secure this new facility, which is expected to position Scilex to enter its next phase of our turnaround, enabling future growth and additional investment opportunities with much greater freedom and flexibility to operate under strengthened financial position”, said Jaisim Shah, Chief Executive Officer and President of Scilex.

Separately, the Company anticipates that Oramed and certain other institutional investors will acquire the right to receive an 8% royalty on the net sales of certain of Scilex’s products, including its ZTlido (lidocaine topical system) 1.8%. The aggregate purchase price will be $5.0 million and Oramed’s purchase consideration in such transaction is intended to be satisfied through a reduction of $2.5 million of the outstanding principal balance on the Oramed Note. The closing of the Royalty Transaction is anticipated to occur contemporaneous with the closing of the New Financing.

The securities described above were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-276245), as amended, which was originally filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2023, and declared effective by the SEC on January 11, 2024. The securities were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and accompanying prospectus relating to, and describing the terms of, the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Electronic copies of the prospectus

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supplement and accompanying prospectus may also be obtained by contacting Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4414, or by email at info@rodm.com; and StockBlock Securities LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4440, or by email at info@stockblock.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on GLOPERBA®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) GLOPERBA®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

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In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of chronic neck pain and for which Scilex has recently completed a Phase 2 trial in low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

Forward-looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, timing, the amount and the intended use of the net proceeds from the offering, the potential for the New Financing to position Scilex for long-term growth and the impact thereof on Scilex’s balance sheet, and the expectation that the New Financing will increase the Company’s cash runway.

Risks and uncertainties that could cause Scilex’s actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks that the offering does not close; risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the Securities and Exchange Commission, including Scilex’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

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Contacts:

Investors and Media

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

GLOPERBA® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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